                                 EXHIBIT 10.22

                                CREDIT AGREEMENT

                               CREDIT AGREEMENT


                         dated as of February 11, 1997


                                    between


                              MYCOGEN CORPORATION


                                      and


                           BANK OF AMERICA ILLINOIS

                               TABLE OF CONTENTS

                                                                                                Page
ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS
     1.1.  Defined Terms.......................................................................    1
     1.2.  Use of Defined Terms................................................................   10
     1.3.  Cross-References....................................................................   10
     1.4.  Accounting and Financial Determinations.............................................   10

ARTICLE II COMMITMENTS, BORROWING PROCEDURES AND NOTES
     2.1.  Commitments.........................................................................   11
             2.1.1.  Revolving Loans...........................................................   11
             2.1.2.  Term Loan.................................................................   11
     2.2.  Reduction of Revolving Credit Commitment............................................   11
     2.3.  Borrowing Procedure-Revolving Loans.................................................   11
     2.4.  Borrowing Procedure-Term Loan.......................................................   12
     2.5.  Eurocurrency Rate Loans and Eurodollar Rate Loans...................................   12
     2.6.  Quoted Rate Loans...................................................................   12
     2.7.  Reference Rate Loans................................................................   13
     2.8.  Proceeds............................................................................   13
     2.9.  Continuation and Conversion Elections...............................................   13
             2.9.1.  Eurocurrency Rate Loans, Eurodollar Rate Loans and Reference Rate Loans...   14
             2.9.2.  Quoted Rate Loans.........................................................   15
     2.10. Currency Equivalents................................................................   15
     2.11. Funding.............................................................................   16
     2.12. Notes...............................................................................   17

ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
     3.1.  Repayments and Prepayments..........................................................   17
     3.2.  Interest Provisions.................................................................   18
             3.2.1.  Rates.....................................................................   18
             3.2.2.  Post-Maturity Rates.......................................................   19
             3.2.3.  Payment Dates.............................................................   19
     3.3.  Fees................................................................................   20
             3.3.1.  Commitment Fee............................................................   20
             3.3.2.  Closing Fee...............................................................   20
     3.4.  Computation of Interest and Fees....................................................   21

ARTICLE IV CERTAIN INTEREST RATE AND OTHER PROVISIONS
     4.1.  Fixed Rate Lending Unlawful.........................................................   21
     4.2.  Deposits Unavailable................................................................   21
     4.3.  Increased Capital Costs With Respect to Commitments.................................   21
     4.4.  Funding Losses......................................................................   22
     4.5.  Taxes...............................................................................   22
     4.6.  Payments, Computations, etc.........................................................   23
     4.7.  Setoff..............................................................................   24
     4.8.  Use of Proceeds.....................................................................   24
     4.9.  Currency Indemnification............................................................   24

ARTICLE V  CONDITIONS TO BORROWING
     5.1.  Initial Borrowing of the Company....................................................   25
             5.1.1.  Secretary's Certificate...................................................   25

              5.1.2.  Delivery of Notes........................................................   26
              5.1.3.  Opinion of Counsel.......................................................   26
              5.1.4.  Letter of Awareness......................................................   26
              5.1.5.  Good Standing............................................................   26
              5.1.6.  Expenses, etc............................................................   26
              5.1.7.  Closing Fee..............................................................   26
              5.1.8.  Compliance Certificate...................................................   26
     5.2.   All Borrowings.....................................................................   26
              5.2.1.  Compliance with Warranties, No Default, etc..............................   26
              5.2.2.  Borrowing Request........................................................   27
              5.2.3.  Satisfactory Legal Form..................................................   27

ARTICLE VI  REPRESENTATIONS AND WARRANTIES
     6.1.   Organization, etc..................................................................   27
     6.2.   Due Authorization, Non-Contravention, etc..........................................   27
     6.3.   Government Approval, Regulation, etc...............................................   28
     6.4.   Validity, etc......................................................................   28
     6.5.   Financial Information..............................................................   28
     6.6.   No Material Adverse Change.........................................................   28
     6.7.   Litigation, Labor Controversies, etc...............................................   28
     6.8.   Subsidiaries.......................................................................   29
     6.9.   Partnerships; Joint Ventures.......................................................   29
     6.10.  Ownership of Properties............................................................   29
     6.11.  Taxes..............................................................................   29
     6.12.  Insurance..........................................................................   29
     6.13.  Pension and Welfare Plans..........................................................   29
     6.14.  Environmental Warranties...........................................................   30
     6.15.  Regulations G, U and X.............................................................   31
     6.16.  Accuracy of Information............................................................   31
     6.17.  No Default.........................................................................   31

ARTICLE VII COVENANTS
     7.1.   Affirmative Covenants..............................................................   31
              7.1.1.  Financial Information, Reports, Notices, etc.............................   31
              7.1.2.  Compliance with Laws, etc................................................   33
              7.1.3.  Maintenance of Properties................................................   33
              7.1.4.  Insurance................................................................   33
              7.1.5.  Books and Records........................................................   33
              7.1.6.  Environmental Covenant...................................................   34
              7.1.7.  Taxes....................................................................   34
              7.1.8.  Supplemental Performance.................................................   34
              7.1.9.  Seasonal Clean-up........................................................   34
     7.2.   Negative Covenants.................................................................   35
              7.2.1.  Consolidated Tangible Net Worth..........................................   35
              7.2.2.  Consolidated Total Liabilities to Consolidated Tangible Net Worth........   35
              7.2.3.  Consolidated Third-Party Indebtedness....................................   35
              7.2.4.  Minimum Cash Flow Coverage...............................................   35
              7.2.5.  Liens....................................................................   35
              7.2.6.  Change in Character of Business..........................................   36

ARTICLE VIII  EVENTS OF DEFAULT
     8.1.   Listing of Events of Default.......................................................   37
              8.1.1.  Non-Payment of Obligations...............................................   37
              8.1.2.  Breach of Warranty.......................................................   37

              8.1.3.  Non-Performance of Covenants and Obligations.............................   37
              8.1.4.  Default on Third-Party Indebtedness......................................   37
              8.1.5.  Judgments................................................................   38
              8.1.6.  Bankruptcy, Insolvency, etc..............................................   38
              8.1.7.  Other Bank Agreements....................................................   39
              8.1.8.  Change in Ownership......................................................   39
     8.2.   Action if Bankruptcy...............................................................   39
     8.3.   Action if Other Event of Default...................................................   39

ARTICLE IX  MISCELLANEOUS PROVISIONS
     9.1.   Waivers, Amendments, etc...........................................................   39
     9.2.   Notices............................................................................   40
     9.3.   Payment of Costs and Expenses......................................................   40
     9.4.   Indemnification....................................................................   40
     9.5.   Survival...........................................................................   41
     9.6.   Severability.......................................................................   41
     9.7.   Headings...........................................................................   41
     9.8.   Execution in Counterparts, Effectiveness, etc......................................   41
     9.9.   Governing Law; Entire Agreement....................................................   42
     9.10.  Successors and Assigns.............................................................   42
     9.11.  Forum Selection and Consent to Jurisdiction........................................   42
     9.12.  Waiver of Jury Trial...............................................................   42

                               CREDIT AGREEMENT


      THIS CREDIT AGREEMENT, dated as of February 11, 1997 between MYCOGEN CORPORATION, a California corporation (the "Company") and BANK OF AMERICA ILLINOIS, an Illinois banking corporation (the "Bank").


                             W I T N E S S E T H:


      WHEREAS, the Company desires to obtain a Commitment from the Bank pursuant to which the Bank shall make to the Company Revolving Loans in a maximum aggregate principal amount at any one time outstanding not to exceed $10,000,000, and a Term Loan in a maximum principal amount not to exceed $15,000,000; and

      WHEREAS, the Bank is willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitment and make such Loans to the Company;

      NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS


      SECTION 1.1.  Defined Terms.  The following terms (whether or not
                    -------------
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Agreement" means, on any date, this Credit Agreement as originally in
       ---------
effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

      "Authorized Officer" means, relative to the Company and any action to be
       ------------------
taken on behalf of the Company, any authorized corporate officer of the Company or its affiliates and any other employee of the Company duly designated and authorized by an authorized corporate officer to take such action.

      "Bank" is defined in the preamble.
       ----

      "Banking Day" means (a) any day which is neither a Saturday or Sunday nor
       -----------
a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois, (b) relative to the making, continuing, prepaying or repaying of (i) any Eurodollar Rate Loans, any day on which dealings in Eurodollars are carried on in the interbank eurodollar market and (ii) any Eurocurrency Loans, any day on which dealings in the applicable currency are carried on in both the country of issue of such currency and in the country where payment or disbursement thereof is to be made.

      "Borrowing" means Loans of the same Type and, in the case of Fixed Rate
       ---------
Loans, having the same Interest Period, made by the Bank on the same Banking Day and pursuant to the same Borrowing Request in accordance with Section 2.1 and
                                                              -----------
2.3.
---

      "Borrowing Request" means a loan request and certificate duly executed by
       -----------------
an Authorized Officer of the Company substantially in the form of Exhibit A
                                                                  ---------
hereto.

      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation
       ------
and Liability Act of 1980, as amended from time to time.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or
       ----
otherwise modified from time to time.

      "Commitment" means, the Bank's obligation to make Loans pursuant to
       ----------
Section 2.1.
-----------

      "Commitment Amount" means, on any date, $10,000,000 with respect to the
       -----------------
Revolving Loans (in Dollars and/or Dollar Equivalent) and $15,000,000 with respect to the Term Loan (in Dollars only), as such amount may be reduced from time to time pursuant to Section 2.2.
                         -----------

      "Company" is defined in the preamble.
       -------

      "Compliance Certificate" is defined in Section 7.1.1(c).
       ----------------------                ----------------

      "Continuation/Conversion Notice" means a notice of continuation or
       ------------------------------
conversion and certificate duly executed by an Authorized Officer of the Company substantially in the form of Exhibit B hereto.
                             ---------

      "Default" means any Event of Default or any condition, occurrence or event
       -------
which, after notice or lapse of time or both, would constitute an Event of Default.

      "Demand Deposit Account" means account No. ___________ maintained by the
       ----------------------
Company at the Bank's 231 South LaSalle Street, Chicago, Illinois location, and any replacements or substitutions therefor.

      "Designated Currency" is defined in the definition of "Eurocurrency".
       -------------------

      "Determination Date" means each of those dates determined in accordance
       ------------------
with Section 2.10(b).
     ---------------

      "Dollar Equivalent" means, (i) in the case of an amount denominated in
       -----------------
Dollars, such amount, and (ii) in any currency other than Dollars, the Dollar equivalent of such amount as determined in accordance with Section 2.10.
                                                           ------------

      "Dollars" and the sign "$" mean lawful money of the United States.
       -------                -

      "Domestic Dollars" means Dollars on deposit in the United States of
       ----------------
America.

      "Domestic Office" means, the office the Bank set forth below its signature
       ---------------
hereto, or such other office of the Bank within the United States as may be designated from time to time by notice from the Bank to the Company.

      "DowElanco" means DowElanco, an Indiana partnership consisting of Dow
       ---------
Chemical Company's subsidiary Rofan Services, Inc. and Eli Lilly & Company, Inc.'s subsidiary EPCO, Inc.

      "Effective Date" means the date this Agreement becomes effective pursuant
       --------------
to Section 9.8.
   -----------

      "Environmental Warranties" is defined in Section 6.14.
       ------------------------                ------------

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
       -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "ERISA Affiliate" means any corporation, partnership, or other trade or
       ---------------
business (whether or not incorporated) that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA, or a member of the same affiliated service group within the meaning of section 414(m) of the Code.

      "Eurocurrency" means (i) each of Pounds Sterling, French Francs, Swiss
       ------------
Francs, Deutschmarks, Canadian Dollars, Australian Dollars, Japanese Yen and European Currency Units (each, a "Designated Currency"), and (ii) any other currency (other than Dollars) to which the Bank shall consent, in each case (x) on deposit outside such currency's country of issuance and (y) as long as such currency is freely transferable and convertible into Dollars.

      "Eurocurrency Rate Loan" means a Loan made in a Eurocurrency and bearing
       ----------------------
interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Interbank Rate (Reserve Adjusted) or the LIBOR Rate (Reserve Adjusted), as the case may be.

      "Eurodollar" mean Dollars on deposit in a bank outside the United States
       ----------
of America, its territories and possessions, which are available for transfer to and from the United States of America, its territories and possessions.

      "Eurodollar Rate Loan" means a Loan made and payable in Dollars bearing
       --------------------
interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Interbank Rate (Reserve Adjusted) or the LIBOR Rate (Reserve Adjusted), as the case may be.

      "Event of Default" is defined in Section 8.1.
       ----------------                -----------

      "Fixed Rate Loan" means any Eurodollar Rate Loan, Eurocurrency Rate Loan
       ---------------
or Quoted Rate Loan.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System
       ------------
or any successor thereto.

      "GAAP" is defined in Section 1.4.
       ----                -----------

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in
       ------    ------    ------    ---------
this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

      "Indemnified Liabilities" is defined in Section 9.4.
       -----------------------                -----------

      "Indemnified Parties" is defined in Section 9.4.
       -------------------                -----------

      "Interbank Lending Office" means, the office of the Bank designated as
       ------------------------
such below its signature hereto or such other office of the Bank as designated from time to time by notice from the Bank to the Company, whether or not outside the United States, which shall be making or maintaining Eurodollar Rate Loans or Eurocurrency Rate Loans of the Bank.

      "Interbank Rate" means, relative to any Interest Period for Eurocurrency
       --------------
Rate Loans or Eurodollar Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which deposits in immediately available funds (a) in the case of a Eurodollar Rate Loan, in Eurodollars and (b) in the case of a Eurocurrency Loan, in either (i) the appropriate Eurocurrency or (ii) Dollars or Eurodollars in an amount equal to the Dollar Equivalent of such Eurocurrency deposits (plus the cost of any contract purchased or sold by the Bank to hedge the conversion of Dollars or Eurodollars, as applicable, into or from such Eurocurrency) are offered to the Bank's Interbank Lending Office by major banks in the interbank eurocurrency market as at or about 9:00 a.m. Chicago, Illinois time two (2) Banking Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of such Eurocurrency Rate Loan or Eurodollar Rate Loan, as applicable, and for a period approximately equal to such Interest Period.

      "Interbank Rate (Reserve Adjusted)" means, relative to any Loan to be
       ---------------------------------
made, continued or maintained as, or converted into, a Eurocurrency Rate Loan or a Eurodollar Rate Loan for any Interest Period bearing interest with reference to the Interbank Rate, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

 Interbank Rate   =        Interbank Rate
                      -------------------------
(Reserve Adjusted)    1.00 - Reserve Percentage

      "Interest Period" means, (a) with respect to any Eurodollar Rate Loan or
       ---------------
Eurocurrency Rate Loan, the one-month, two-month, three-month or six-month period as selected by the Company and (b) with respect to (i) any Revolving Loan bearing interest at the Quoted Rate, the one-week, two-week, three-week, thirty-day, sixty-day, ninety-day or one hundred and eighty-day period as selected by the Company and (ii) any portion of the Term Loan bearing interest at the Quoted Rate, any period ranging from one week to five years as selected by the Company, in each case beginning on (and including) the date on which such Fixed Rate Loan is made or continued as, or converted into, a Fixed Rate Loan pursuant to
Section 2.3 or 2.4, in each case as the applicable Borrower may select in its
-----------    ---
relevant notice pursuant to Section 2.3 or 2.4; provided, however, that
                            -----------    ---  --------  -------

           (a) the Company shall not be permitted to select Interest Periods for Fixed Rate Loans to be in effect at any one time which will have expiration dates occurring on more than five (5) different dates;

           (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

           (c) if such Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall end on the next following Banking Day (unless, if such Interest Period applies to Eurocurrency Rate Loans or Eurodollar Rate Loans, such next following Banking Day is the first Banking Day of a calendar month, in which case such Interest Period shall end on the Banking Day next preceding such numerically corresponding day);

           (d) no Interest Period with respect to any Revolving Loan may end later than the date set forth in clause (a) of the definition of "Revolving Credit Termination Date"; and

           (e) no Interest Period with respect to the Term Loan may end later than the date set forth in clause (a) of the definition of "Term Credit Termination Date".

      "LIBOR Lending Office" means the office of the Bank designated as such
       --------------------
below its signature hereto or such other office of the Bank as designated for time to time by notice from the Bank to the Company, whether or not outside the United States, which shall be making or maintaining Eurodollar Rate Loans or Eurocurrency Rate Loans of the Bank.

      "LIBOR Rate" means, relative to any Interest Period for Eurocurrency Rate
       ----------
Loans or Eurodollar Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which deposits in immediately available funds (a) in the case of a Eurodollar Rate Loan, in Eurodollars and (b) in the case of a Eurocurrency Loan, in either (i) the appropriate Eurocurrency or (ii) Dollars or Eurodollars in an amount equal to the Dollar Equivalent of such Eurocurrency deposits (plus the cost of any contract purchased or sold by the Bank to hedge the conversion of Dollars or Eurodollars, as applicable, into or from such Eurocurrency) are offered to the Bank's LIBOR Lending Office by major banks in the London, England eurocurrency market as at or about 9:00 a.m. Chicago, Illinois time three (3) Banking Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Bank's Eurocurrency Rate Loan or Eurodollar Rate Loan, as applicable, and for a period approximately equal to such Interest Period.

      "LIBOR Rate (Reserve Adjusted)" means, relative to any Loan to be made,
       -----------------------------
continued or maintained as, or converted into, a Eurocurrency Rate Loan or a Eurodollar Rate Loan to any Interest Period bearing interest with reference to the LIBOR Rate, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

           Interbank Rate      =           LIBOR Rate
                                    -------------------------
         (Reserve Adjusted)         1.00 - Reserve Percentage

      "Lien" means any security interest, mortgage, pledge, hypothecation,
       ----
assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

      "Loans" means the Revolving Loans and the Term Loan made by the Bank to
       -----
the Company pursuant to this Agreement.

      "Loan Document" means this Agreement, the Notes, and each other agreement,
       -------------
document or instrument delivered in connection with this Agreement and the Notes.

      "Monthly Payment Date" means the last day of each calendar month or, if
       --------------------
any such day is not a Banking Day, the next succeeding Banking Day.

      "Notes" means the Revolving Note and the Term Note.
       -----

      "Obligations" means all obligations (monetary or otherwise) of the Company
       -----------
arising under or in connection with this Agreement, the Notes and each other Loan Document.

      "Organic Document" means, relative to the Company, its certificate of
       ----------------
incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity
       ----
succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a "pension plan", as such term is defined in section
       ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "Person" means any natural person, corporation, partnership, firm,
       ------
association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Plan" means any Pension Plan or Welfare Plan.
       ----

      "Prior Currency" is defined in Section 2.9.
       --------------                -----------

      "Property" shall mean all assets and properties of any nature whatsoever,
       --------
whether real or personal, tangible or intangible, including without limitation biotechnology products and techniques and intellectual property.

      "Quarterly Payment Date" means the last day of each March, June,
       ----------------------
September, and December or, if any such day is not a Banking Day, the next succeeding Banking Day.

      "Quoted Rate" means the rate of interest quoted by the Bank pursuant to
       -----------
Section 2.6 applicable to a Borrowing of Quoted Rate Loans.
-----------

      "Quoted Rate Loan" means a Loan made and payable in Dollars bearing
       ----------------
interest, at all times during an Interest Period applicable to such Loan, at the Quoted Rate applicable thereto.

      "Reference Rate" means, on any date and with respect to all Reference Rate
       --------------
Loans, a fluctuating rate of interest per annum equal to the rate of interest most recently announced by the Bank at Chicago, Illinois as its Reference Rate. The Reference Rate is not necessarily intended to be the lowest rate of interest determined by the Bank in connection with extensions of credit. For purposes of this Agreement, any change in the Reference Rate due to a change in the Reference Rate shall be effective on the date such change in the Reference Rate is announced. The Bank will give notice promptly to the Company of changes in the Reference Rate.

      "Reference Rate Loan" means a Loan made and payable in Dollars bearing
       -------------------
interest at a fluctuating rate determined by reference to the Reference Rate.

      "Reportable Event" has the meaning given to such term in ERISA.
       ----------------

      "Reserve Percentage" means, relative to any Interest Period for
       ------------------
Eurocurrency Rate Loans or Eurodollar Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period. For purposes of this definition, any Eurocurrency Rate Loans or Eurodollar Rate Loans hereunder shall be deemed to be "Eurocurrency Liabilities" as defined in Regulation D.

      "Revolving Commitment Termination Date" means the earliest to occur of:
       -------------------------------------

           (a)  February 1, 1998;

           (b) the date on which the Revolving Credit Commitment is terminated in full or reduced to zero pursuant to Section 2.2; or
                                             -----------
           (c)  the date on which any Event of Default occurs.

      "Revolving Credit Commitment" means the Commitment of the Bank to make
       ---------------------------
Revolving Loans to the Company in an aggregate outstanding amount not to exceed $10,000,000.

      "Revolving Loans" means the loans made by the Bank to the Company pursuant
       ---------------
to Section 2.1.1.
   -------------

      "Revolving Note" means the promissory note of the Company payable to the
       --------------
order of the Bank, in the form of Exhibit C hereto (as such promissory note may
                                  ---------
be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Revolving Loans made by the Bank to the Company hereunder, and all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Second Currency" is defined in Section 2.9.
       ---------------                ------------

      "Subsidiary" means, as to any Person, (i) any corporation of which or in
       ----------
which such Person, such Person and one or more of its Subsidiaries, or one or more Subsidiaries of such Person directly or indirectly own 50% or more of the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) any partnership, joint venture or similar entity of which or in which such Person, such Person and one or more of its Subsidiaries, or one or more Subsidiaries of such Person directly or indirectly own 50% or more of the capital interest or profits interest or (iii) any trust, association or other unincorporated organization of which or in which such Person, and one or more of its Subsidiaries, or one or more Subsidiaries of such Person directly or indirectly own 50% or more of the beneficial interest.

      "Taxes" is defined in Section 4.6.
       -----                -----------

      "Term Commitment Termination Date" means the earlier to occur of:
       --------------------------------

           (a)  February 1, 2002; or

           (b)  the date on which any Event of Default occurs.

      "Term Credit Commitment" means the Commitment of the Bank to make a Term
       ----------------------
Loan to the Company in a principal amount not to exceed $15,000,000.

      "Termination Event" with respect to any Pension Plan means (i) the
       -----------------
institution by the Company, the PBGC or any other Person of steps to terminate such Plan, (ii) the occurrence of a Reportable Event with respect to such Plan which the Bank or the Required Lenders reasonably believes may be a basis for the PBGC to institute steps to terminate such Plan, or (iii) the withdrawal from such Plan (or deemed withdrawal under section 4062 (f) of ERISA) by the Company or any ERISA Affiliate which is a substantial employer within the meaning of section 4063 of ERISA.

      "Term Loan" means the loan made by the Bank to the Company pursuant to
       ---------
Section 2.1.2.
-------------

      "Term Note" means the promissory note of the Company payable to the order
       ---------
of the Bank, in the form of Exhibit D hereto (as such promissory note may be
                            ---------
amended, endorsed or otherwise modified from time to time), evidencing the Term Loan made by the Bank to the Company hereunder, and any other promissory notes accepted from time to time in substitute therefore or renewal thereof.

      "Type" means, relative to any Loan, the portion thereof, if any, being
       ----
maintained as a Reference Rate Loan, Eurocurrency Rate Loan, Eurodollar Rate Loan or Quoted Rate Loan.

      "United States" or "U.S." means the United States of America, its fifty
       -------------      ----
States and the District of Columbia.

      "Welfare Plan" means a "welfare plan", as such term is defined in section
       ------------
3(1) of ERISA.

      SECTION 1.2.  Use of Defined Terms.  Unless otherwise defined or the
                    --------------------
context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Schedules to this Agreement and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

      SECTION 1.3.  Cross-References.  Unless otherwise specified, references in
                    ----------------
this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.4.  Accounting and Financial Determinations.  Unless otherwise
                    ---------------------------------------
specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.
                                    -----------


                                 ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

      SECTION 2.1.  Commitments.  On the terms and subject to the conditions of
                    -----------
this Agreement, the Bank agrees to make Loans pursuant to the Commitments described in this Section 2.1.
                  -----------

           SECTION 2.1.1.  Revolving Loans.  From time to time on any Banking
                           ---------------
      Day occurring from and including the Effective Date but prior to the Revolving Commitment Termination Date, the Bank will make Revolving Loans to the Company in aggregate principal amount equal to the Revolving Credit Commitment. Revolving Loans will be available in Dollars or any Eurocurrency herein provided for. On the terms and subject to the conditions hereof, the Company may from time to time borrow, prepay and reborrow Revolving Loans made to it.

           SECTION 2.1.2.  Term Loan.  On any Banking Day occurring from and
                           ---------
      including the Effective Date but prior to the Term Commitment Termination Date, the Bank will make a term Loan to the Company, in one (1) disbursement, in an amount not to exceed the Term Credit Commitment. The Term Loan will be available only in Dollars. The Company may not reborrow any amounts of the Term Loan which are paid or prepaid hereunder.

      SECTION 2.2.  Reduction of Revolving Credit Commitment.  The Company may,
                    ----------------------------------------
from time to time on any Banking Day occurring after the Effective Date, voluntarily reduce the Revolving Credit Commitment; provided, however, that all
                                                    --------  -------
such reductions shall require at least three (3) Banking Days' prior notice to the Bank and shall be permanent, and any partial reduction of the Revolving Credit Commitment shall be in a minimum amount of $1,000,000 (in Dollars and/or Dollar Equivalent) and in an integral multiple of $1,000,000 (in Dollars and/or Dollar Equivalent).

      SECTION 2.3.  Borrowing Procedure-Revolving Loans.  By requesting in
                    -----------------------------------
writing or by telephone (upon request to the Bank, promptly confirmed in writing) on or before 11:00 a.m., Chicago, Illinois time, on a Banking Day, in accordance with the provisions of this Section 2.3 applicable to the Type of
                                       -----------
Borrowing requested, the Company, through one of its Authorized Officers may, from time to time irrevocably request that a Revolving Loan be made (a) in the case of Reference Rate Loans, in a minimum aggregate amount of $200,000 and multiples of $200,000, or in the unused amount of the Revolving Credit Commitment and (b) in the case of Fixed Rate Loans of any Type, in a minimum
aggregate amount of $200,000 and multiples of $200,000.   Each Revolving Loan
shall be comprised of the same Type of Loans, and shall be made on the same Banking Day. Upon request of the Bank, all telephonic or other oral requests for a Revolving Loan shall be promptly confirmed in writing by delivery to the Bank of a Borrowing Request therefor (including delivery by facsimile transmission in accordance with Section 9.2) duly executed by an Authorized
                                -----------
Officer not later than three (3) Banking Days after the date of any such oral request, provided, however, that the Company's failure to comply with any of the
         --------  -------
above requirements shall not in any manner affect the obligations of the Company to repay any Revolving Loan in accordance with the terms of this Agreement and the Revolving Note.

      SECTION 2.4.  Borrowing Procedure-Term Loan.  By requesting in writing
                    -----------------------------
or by telephone (upon request of the Bank, promptly confirmed in writing) on or before 11:00 a.m., Chicago, Illinois time, on a Banking Day, the Company, through one of its Authorized Officers may, irrevocably request that the Term Loan be made. Upon request of the Bank, all telephonic or other oral requests for the Term Loan shall be promptly confirmed in writing by delivery to the Bank of a Borrowing Request therefor (including delivery by facsimile transmission in accordance with Section 9.2) duly executed by an Authorized Officer not later
                -----------
than three (3) Banking Days after the date of any such oral request, provided, however, that the Company's failure to comply with any of the above
--------  -------
requirements shall not in any manner affect the obligations of the Company to repay the Term Loan in accordance with the terms of this Agreement and the Term Note.

      SECTION 2.5.  Eurocurrency Rate Loans and Eurodollar Rate Loans.  Each
                    -------------------------------------------------
request for a Borrowing of Eurocurrency Rate Loans or Eurodollar Rate Loans shall be received by the Bank from an Authorized Officer on or before 11:00 a.m., Chicago, Illinois time, on a Banking Day not less than (a) two (2) Banking Days' prior to the date of the requested Borrowing in the case of Eurodollar Rate Loans bearing interest with reference to the Interbank Rate (Reserve Adjusted) and (b) three (3) Banking Days' prior to the date of the requested Borrowing in the case of Eurocurrency Rate Loans [(whether bearing interest with reference to the Interbank Rate (Reserve Adjusted) or the Libor Rate (Reserve Adjusted)] or Eurodollar Rate Loans bearing interest with reference to the Libor Rate (Reserve Adjusted). Each request shall specify (i) whether such Loan is to bear interest initially with reference to the Interbank Rate (Reserve Adjusted) or the LIBOR Rate (Reserve Adjusted), (ii) the borrowing date, which day shall be a Banking Day, (iii) the amount and, if the Borrowing is to be of Eurocurrency Rate Loans, the currency of the requested Borrowing and (iv) the initial Interest Period for such Borrowing.

      SECTION 2.6.  Quoted Rate Loans.   Each request for a Borrowing of
                    -----------------
Quoted Rate Loans shall be received by the Bank from an Authorized Officer of the Company on or before 11:00 a.m., Chicago, Illinois time, on the Banking Day of the requested Borrowing. Each request shall specify (i) the amount of requested Borrowing and (ii) the initial Interest Period for such Borrowing. Each such request shall be deemed to constitute a request to receive by telephone, from the Bank, a quotation of the interest rate that would be applicable to the Borrowing of Quoted Rate Loans identified in such borrowing request for the Interest Period specified therein. If such interest rate is satisfactory to the Company an Authorized Officer of the Company shall, no later than 11:00 a.m. Chicago, Illinois time, on such date, so indicate. Such indication by an Authorized Officer of the Company shall constitute an irrevocable request that such Borrowing of Quoted Rate Loans be made at the rate the Bank quoted or would have quoted to the Company at the time of such indication of acceptance, it being understood that the Bank does not guarantee that the interest rate quoted with respect to a particular requested Borrowing of Quoted Rate Loans shall continue to be available if such rate is not accepted by an Authorized Officer of the Company at the time of quotation.

      SECTION 2.7.  Reference Rate Loans.  Each request for a Borrowing of
                    --------------------
Reference Rate Loans shall be received by the Bank from an Authorized Officer on or before 11:00 a.m., Chicago, Illinois time, on the Banking Day of the requested Borrowing. Each request shall specify (i) the borrowing date, which day shall be a Banking Day and (ii) the amount of requested Borrowing.

      SECTION 2.8.  Proceeds.  Subject to the other provisions of this
                    --------
Agreement, the Bank will pay to the Company the amount of a Borrowing on the date designated in the request therefor upon receipt of the documents required under Sections 5.1 and 5.2 with respect to such Borrowing. Each Borrowing of
      ------------     ---
Reference Rate Loans, Quoted Rate Loans and Eurodollar Rate Loans shall be disbursed in Dollars, on the applicable borrowing date, to the Company through its account with the Bank or if no such account exists, to such account as the Company shall direct. Each Eurocurrency Rate Loan shall be disbursed in the currency specified by the Company, at such branch or affiliate of the Bank or such other bank as the Bank may select.

      SECTION 2.9.  Continuation and Conversion Elections.  By requesting in
                    -------------------------------------
writing or by telephone (promptly confirmed in writing as hereinafter provided) to the Bank on or before 11:00 a.m., Chicago, Illinois time, on a Banking Day, the Company may from time to time irrevocably elect that all or a portion of one Type of Loans be continued as such Type or converted into another Type of Loans, in accordance with the applicable provisions of this Section 2.4; provided, however, that (i) the
                              -----------  --------  -------
aggregate dollar amount of Loans which may be converted and/or continued at any one time shall not be less than (a) in the case of Reference Rate Loans, a minimum aggregate amount of $50,000 and multiples of $200,000, and (b) in the case of Fixed Rate Loans of any Type, a minimum aggregate amount of $200,000 and multiples of $200,000, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Fixed Rate Loans when any Default has occurred and is continuing. Each telephonic or other oral conversion or continuation request referred to in Section 2.9.1 or Section 2.9.2
                                                  -------------    -------------
shall be promptly confirmed in writing by delivery to the Bank of a duly completed Conversion/Continuation Notice duly executed by an Authorized Officer of the Company not later than three (3) Banking Days after the date of any such oral request. In the absence of receipt of a telephonic or written request for continuation or conversion with respect to any Fixed Rate Loan in accordance with the provisions of Section 2.9.1 or 2.9.2, as applicable, such Fixed Rate
                       -------------    -----
Loan shall, on such last day, automatically convert to a Reference Rate Loan. Each conversion or continuation of a Loan in one currency (the "Prior Currency") into a Loan in another currency (the "Second Currency") shall result in a Loan in an amount denominated in the Second Currency equal to the equivalent in the Second Currency of the Loan amount denominated in the Prior Currency, in each case determined by the Bank in accordance with the provisions of Section 2.10.
                                                                 ------------

           SECTION 2.9.1.  Eurocurrency Rate Loans, Eurodollar Rate Loans and
                           --------------------------------------------------
      Reference Rate Loans.  Subject to the other provisions of this Agreement,
      --------------------
      the Company may elect: (a) to continue all or any portion of any outstanding Eurodollar Rate Loans or Eurocurrency Rate Loans from the current Interest Period of such Loans into a subsequent Interest Period to begin on the last day of such current Interest Period and in the same currency or, in the case of Eurocurrency Rate Loans, in the same or a different Eurocurrency, (b) to convert any outstanding Reference Rate Loans into Eurodollar Rate Loans or Eurocurrency Rate Loans or (c) to convert one Type of Fixed Rate Loan into any other Type of Loan except a Quoted Rate Loan, such conversion to occur on the last day of the then current Interest Period of the Loans being converted. The Company shall give the Bank prior telephonic notice (promptly confirmed in writing) from an Authorized Officer (x) at least two (2) Banking Days' prior to the date of continuation or conversion in the case of continuation of or conversion into a Eurodollar Rate Loan bearing interest with reference to the Interbank Rate and (y) at least three (3) Banking Days' prior to the date of continuation or conversion in the case of continuation of or conversion into a Eurocurrency Rate Loan [whether bearing interest with reference to the Interbank Rate (Reserve Adjusted) or the LIBOR Rate (Reserve Adjusted)] or into a Eurodollar Rate Loan bearing interest with reference to the LIBOR Rate. Each such notice shall specify whether such Loan bears interest with reference to the Interbank Rate or the LIBOR Rate, the date, the amount and the Interest Period, if applicable, and, in the case of a continuation of or conversion into Eurocurrency Rate Loans, the currency of the such Loans.

           SECTION 2.9.2.  Quoted Rate Loans.  Subject to the other provisions
                           -----------------
      of this Agreement, the Company may elect (a) to continue all or any portion of any outstanding Quoted Rate Loans from the current Interest Period of such Loans into a subsequent Interest Period to begin on the last day of such current Interest Period and in the same currency, (b) to convert all or any portion of any outstanding Eurodollar Rate Loans or Eurocurrency Rate Loans to Quoted Rate Loans, such conversion to occur on the last day of the then current Interest Period of the Loans being converted, or (c) to convert all or any portion of any outstanding Reference Rate Loans into Quoted Rate Loans. If the Company desires to continue or convert outstanding Loans as or into Quoted Rate Loans, the Company shall give the Bank prior telephonic notice (promptly confirmed in writing) from an Authorized Officer of the Company of a requested continuation or conversion under this Section 2.9.2, specifying the date,
                                            -------------
      amount and Type of Loans to be continued or converted, the applicable Interest Periods and requesting that the Bank provide the Company by telephone a quotation of the interest rate(s) that would be applicable to the requested Quoted Rate Loans for Interest Period(s) of a duration designated by such Authorized Officer and commencing (a) on the last day of the current Interest Period in the case of outstanding Fixed Rate Loans or (b) on the date such rate quotation is requested in the case of outstanding Reference Rate Loans. Each such notice and request from the Company, to be effective, must be received by the Bank no later than 11:00 a.m., Chicago, Illinois time on the Banking Day such conversion into or continuation of Quoted Rate Loans is to occur. If such interest rate is satisfactory to the Company an Authorized Officer shall, no later than 11:00
      a.m. Chicago, Illinois time, on such date, so indicate. Such indication by an Authorized Officer of the Company shall constitute an irrevocable request that the requested continuation of or conversion into Quoted Rate Loans be consummated at the rate the Bank quoted or would have quoted to the Company at the time of such indication of acceptance, it being understood that the Bank does not guarantee that the interest rate quoted with respect to a particular requested conversion of or continuation into Quoted Rate Loans shall continue to be available if such rate is not accepted by an Authorized Officer of the Company at the time of quotation.

      SECTION 2.10.  Currency Equivalents.
                     --------------------

           (a)  Exchange Rate.  Whenever pursuant hereto the Dollar Equivalent
                -------------
      of an amount denominated in any currency other than Dollars is to be determined as of a date, such determination shall be made at the spot rate at which the Bank offers to purchase such currency with Dollars at approximately 10:00 am., Chicago, Illinois time on such date. Whenever the equivalent in any currency (other than Dollars) is to be determined as of a date, such determination shall be made in accordance with the preceding sentence, substituting such currency in which such equivalent is being determined for Dollars.

           (b)  Determination Date.  For purposes of determining the Commitment
                ------------------
      Fee referred to in Section 3.3.1, the outstanding balance of the Revolving
                         -------------
      Loans and the Revolving Credit Commitment from time to time, the Dollar Equivalent of each Loan then denominated in a currency other than Dollars shall be determined as of each of the dates (a "Determination Date") as follows:

                (i) the date ten (10) Banking Days prior to the last day of each calendar quarter of each calendar year; and

                (ii) the date five (5) Banking Days prior to each of the following dates (unless such of the following dates is also the last day of any calendar quarter of any calendar year;

                (A)   the date a Loan is made;

                (B) the date a Eurodollar Rate Loan or Eurocurrency Rate Loan is continued from the current Interest Period of such Loan into a subsequent Interest Period;

                (C) the date an outstanding Loan is converted from one Type of Loan into another Type of Loan; or

                (D) the date the principal of a Loan, or portion thereof, is paid or prepaid.

      The Dollar Equivalent of any Loan, or portion thereof, determined as of any Determination Date, shall be deemed to remain unchanged from such determination until the next succeeding Determination Date.

      SECTION 2.11.  Funding.  As to any Eurodollar Rate Loan or Eurocurrency
                     -------
Rate Loan the Bank may, if it so elects, fulfill its obligation to make, continue or convert such Fixed Rate Loans hereunder by causing one of its foreign branches or Related Parties (or an international banking facility created by the Bank) to make or maintain such Fixed Rate Loan; provided,
                                                               --------
however, that such Fixed Rate Loan shall nonetheless be deemed to have been made
-------
and to be held by the Bank, and the obligation of the Company to repay such Fixed Rate Loan shall nevertheless be to the Bank account of such foreign branch, Related Party or international banking facility. In addition, the Company hereby consents and agrees that, for purposes of any determination to be made hereunder, it shall be conclusively assumed that the Bank elected to fund all Eurodollar Rate Loans and all Eurocurrency Rate Loans by purchasing Eurodollar deposits, or deposits in the applicable Eurocurrency, in its Interbank Lending Office's or LIBOR Lending Office's interbank eurocurrency market.

      SECTION 2.12.  Notes.  The Revolving Loans made by the Bank to the Company
                     -----
under this Agreement shall be evidenced by the Revolving Note made by the Company payable to the order of the Bank in the maximum amount of the Bank's Revolving Credit Commitment. The Term Loan made by the Bank to the Company under this Agreement shall be evidenced by the Term Note made by the Company payable to the order of the Bank in the maximum amount of the Bank's Term Commitment or if less, the actual amount of the Term Loan made to the Company. The Company hereby irrevocably authorizes the Bank to make (or cause to be made) appropriate notations on the grid attached to each Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date
                                                         ----- ----
of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Company absent manifest error; provided, however, that the
                                                  --------  -------
failure of the Bank to make any such notations shall not limit or otherwise affect any Obligations of the Company.


                                  ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES


      SECTION 3.1.  Repayments and Prepayments.  The Company  shall repay in
                    --------------------------
full the unpaid principal amount of each Revolving Loan no later than the Revolving Commitment Termination Date. The Company shall repay the unpaid principal amount of the Term Loan in twenty (20) consecutive quarterly installments, each on a Quarterly Payment Date, commencing with the first such Quarterly Payment Date following the making of the Term Loan, and each such installment in the amount of $750,000 with the final such payment due and payable on the Term Commitment Termination Date in the principal amount of the Term Loan then outstanding. Prior to the Revolving Commitment Termination Date or the Term Commitment Termination Date, as the case may be, the Company

           (a) may, from time to time on any Banking Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that
                 --------  -------

                (i) no such prepayment of any Fixed Rate Loan may be made on any day other than the last day of the Interest Period for such Loan or portion thereof;

                (ii) all such voluntary prepayments shall require at least three (3) Banking Days' prior written notice to the Bank;

                (iii) all such voluntary partial prepayments shall be in an aggregate minimum amount of $50,000 and an integral multiple of $50,000;

                (iv) no amount of the Term Loan which is paid or prepaid may be reborrowed; and

                (v) All prepayments of the Term Loan shall be applied to the installments of the Term Loan in the inverse order of their maturities.

           (b) shall, on each date when any reduction in the Commitment Amount shall become effective, including pursuant to Section 2.2, make a
                                                    -----------
      mandatory prepayment of all Loans such that the aggregate amount so prepaid shall be equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans over the Commitment Amount as so reduced; and

           (c) shall, immediately upon any acceleration of the Loans pursuant to Section 8.2 or Section 8.3, repay all Loans; and
         -----------    -----------

           (d) shall, if on any Determination Date, as a result of an increase in the value of a Eurocurrency, the aggregate Dollar Equivalent of the principal amount of all outstanding Loans to the Company exceeds the Commitment Amount, on the last day of the Interest Period during which such Determination Date occurs, make a mandatory prepayment of the aggregate outstanding Revolving Loans to the Company such that the aggregate amount of prepayments shall be equal to the amount of such excess.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.5. No voluntary
                                                 -----------
prepayment of principal of any Revolving Loans shall cause a reduction in the Revolving Credit Commitment.

      SECTION 3.2.  Interest Provisions.  Interest on the outstanding principal
                    -------------------
amount of Loans shall accrue and be payable in accordance with this Section 3.2.
                                                                    -----------

           SECTION 3.2.1.  Rates.
                           -----

                (a)  Reference Rate Loans.  That portion of the Loans maintained
                     --------------------
           from time to time as a Reference Rate Loans shall accrue and bear interest until maturity at a rate per annum equal to (i) the Reference Rate from time to time in effect minus one-half of one
                                                      -----
           percent (0.50%) with respect to the Revolving Loans and (ii) the Reference Rate from time to time in effect minus one-quarter of one
                                                      -----
           percent (0.25%) with respect to the Term Loan.

                (b)  Eurodollar Rate Loans and Eurocurrency Rate Loans.  That
                     -------------------------------------------------
           portion of the Loans maintained from time to time as a Eurodollar Rate Loans or Eurocurrency Rate Loans shall accrue and bear interest, during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Interbank Rate (Reserve Adjusted) or the LIBOR Rate (Reserve Adjusted), as the case may be for such Interest Period plus (i) one percent (1.0%) with respect to the Revolving
                  ----
           Loans and (ii) one and thirty-five one hundredth of one percent (1.35%) with respect to the Term Loan.

                (c) Quoted Rate Loans.  That portion of the Loans maintained
                    -----------------
           from time to time as Quoted Rate Loans shall accrue and bear interest, during each Interest Period applicable thereto, at a rate per annum equal to the Quoted Rate in effect for such Interest Period.

           SECTION 3.2.2.  Post-Maturity Rates.  After the date any principal
                           -------------------
      amount of any Loan is due and payable (whether at maturity, upon acceleration or otherwise), the Company shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such Loan at a rate per annum equal to the greater of (a) two percent (2.0%) in excess of the rate applicable to the unpaid amount of such Loan immediately before it became due and (b) the Reference Rate in effect from time to time plus two percent (2.0%).
                   ----

           SECTION 3.2.3.  Payment Dates.  Interest accrued on each Loan shall
                           -------------
      be payable, without duplication:

                (a) on the Revolving Commitment Termination Date with respect to the Revolving Loans and the Term Commitment Termination Date with respect to the Term Loan, as the case may be.

                (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan as the result of a reduction in the Commitment Amount pursuant to Section 2.2;
                                                          -----------

                (c) with respect to Reference Rate Loans, on each Monthly Payment Date occurring after the making of such Loan;

                (d)  subject to clauses (g) and (h) below, with respect to Fixed
                                -----------     ---
           Rate Loans, on the last day of each applicable Interest Period;

                (e) with respect to any Reference Rate Loans converted into Fixed Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion;
                               ----------

                (f) Upon the acceleration of the Revolving Commitment Termination Date or the Term Commitment Termination Date, as the case may be, pursuant to Article VIII, immediately upon such acceleration.

                (g) with respect to any Eurodollar Loan or Eurocurrency Loan having an Interest Period of six months, the last day of the third month of such Interest Period and the last day of such Interest Period; and

                (h) with respect to Quoted Rate Loans, on the earlier to occur of (i) the Monthly Payment Date occurring after the making of such Loan or (ii) the last day of each applicable Interest Period.

      Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable shall be payable upon demand.

      SECTION 3.3.  Fees.  The Company agrees to pay the fees set forth in this
                    ----
Section 3.3.  All such fees shall be non-refundable.
-----------

           SECTION 3.3.1.  Commitment Fee.  The Company agrees to pay to the
                           --------------
      Bank, for the period (including any portion thereof when its Commitment is suspended by reason of the Company's inability to satisfy any condition of
      Article V) commencing on the Effective Date and continuing through the
      ---------
      Revolving Credit Termination Date, a commitment fee at the rate of one-eighth of one percent (0.125%) per annum on the average daily unused portion of the Revolving Credit Commitment. Such Commitment Fees shall be payable by the Company in arrears on each Monthly Payment Date, commencing with the first such day following the Effective Date, and on the Revolving Credit Commitment Date for the period then ending.

           SECTION 3.3.2.  Closing Fee.  The Company agrees to pay to the Bank a
                           -----------
      Closing Fee of Fifty Thousand Dollars ($50,000). Such Fee shall be payable, in full, upon the execution by the Bank and the Company of this Agreement.

      SECTION 3.4.  Computation of Interest and Fees.  All Fixed Rate Loans
                    --------------------------------
shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Loan. Interest on each Reference Rate Loan, each Fixed Rate Loan and any fees, shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed.

                                  ARTICLE IV

                  CERTAIN INTEREST RATE AND OTHER PROVISIONS


      SECTION 4.1.  Fixed Rate Lending Unlawful.  If the Bank  shall determine
                    ---------------------------
that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to make, continue or maintain any Loan as, or to convert any Loan into, a Fixed Rate Loan of a certain Type, the obligations of the Bank to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until the Bank shall notify the Company that the circumstances causing such suspension no longer exist, and all Fixed Rate Loans of such Type shall automatically convert into Reference Rate Loans or, subject to compliance with the applicable provisions of Section 2.9,
                                                                  -----------
another Type of Fixed Rate Loans, at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

      SECTION 4.2.  Deposits Unavailable.  If the Bank has determined that
                    --------------------

           (a) Dollar or Eurocurrency deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Bank in its relevant market; or

           (b) by reason of circumstances affecting the Bank's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Fixed Rate Loans of a particular Type, then, upon notice from the Bank to the Company, the obligations of the Bank to
----
make or continue any Loans as, or to convert any Loans into, Fixed Rate Loans of such Type shall forthwith be suspended until the Bank shall have notified the Company that the circumstances causing such suspension no longer exist.

      SECTION 4.3.  Increased Capital Costs With Respect to Commitments. If any
                    ----------------------------------------------------
change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Bank or any Person controlling the Bank, and the Bank determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by the Bank is reduced to a level below that which the Bank or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Bank to the Company the Company agrees that it shall immediately pay to the Bank additional amounts sufficient to compensate the Bank or such controlling Person for such reduction in rate of return at the time suffered or incurred. A statement of the Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company. In determining such amount, the Bank may use any reasonable method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

      SECTION 4.4.  Funding Losses.  In the event the Bank shall incur any loss
                    --------------
or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Fixed Rate Loan) as a result of

           (a) any conversion or repayment or prepayment of the principal amount of any Fixed Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto;

           (b) any Loans not being made as Fixed Rate Loans in accordance with the Borrowing Request therefor; or

           (c) any Loans not being continued as, or converted into, Fixed Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of the Bank to the Company, the Company agrees that it shall, within five (5) Banking Days of the Company's receipt thereof, pay to the Bank such amount as will (in the reasonable determination of the Bank) reimburse the Bank for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company.

      SECTION 4.5.  Taxes.  All payments by the Company of principal of, and
                    -----
interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Bank's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will

           (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

           (b) promptly forward to the Bank an official receipt or other documentation satisfactory to the Bank evidencing such payment to such authority; and

           (c) pay to the Bank such additional amount or amounts as is necessary to ensure that the net amount actually received by the Bank will equal the full amount the Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Bank with respect to any payment received by the Bank hereunder, the Bank may pay such Taxes and the Company agrees that it will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Bank after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Bank would have received had not such Taxes been asserted; excluding, however, all such amounts which are so
                              ---------  -------
payable due to the negligence of the Bank.

      If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Bank, the required receipts or other required documentary evidence, the Company agrees to indemnify the Bank for any incremental Taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

      If the Bank receives a refund of any amount paid by the Company pursuant to this Section in respect of amounts required to be withheld or deducted from amounts due to the Bank under this Agreement and the other Loan Documents, and if as a result of the Bank's receipt of such refund the net amount received by the Bank exceeds the amount to which the Bank is entitled under this Agreement and the other Loan Documents, the Bank shall promptly pay to the Company the amount of such excess.

      SECTION 4.6.  Payments, Computations, etc.  Unless otherwise expressly
                    ---------------------------
provided, all payments by the Company pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Company to the Bank. All such payments required to be made to the Bank shall be made, without setoff, deduction or counterclaim, not later than 12:30 p.m., Chicago, Illinois time, on the date due, in same day or immediately available funds, to such account as the Bank shall specify from time to time by notice to the Company. Funds received after that time shall be deemed to have been received by the Bank on the next succeeding Banking Day. The Company hereby authorizes the Bank and the Bank may, in its sole and absolute discretion, provide for the payment of any amounts required to be paid in Dollars which are due under this Agreement or the other Loan Documents, by debiting the Demand Deposit Account for the amount then due; provided, however, that the failure of the Company to maintain
          --------  -------
sufficient balances in the Demand Deposit Account to provide for such payment shall not affect the Company's obligation to pay when due all amounts payable by the Company hereunder or under any other Loan Document. Whenever any payment to be made shall otherwise be due on a day which is not a Banking Day, such payment shall (except as otherwise required by clause (c) of the definition of the term
                                       ----------
"Interest Period" with respect to Eurodollar Rate Loans or Eurocurrency Rate Loans) be made on the next succeeding Banking Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 4.7.  Setoff.  The Bank shall, upon the occurrence of any Event of
                    ------
Default, have the right to appropriate and apply to the payment of the Obligations (whether or not then due), any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter maintained with the Bank. The Bank agrees promptly to notify the Company after any such setoff and application; provided, however, that the failure to give such notice shall not
             --------  -------
affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Bank may have.

      SECTION 4.8.  Use of Proceeds.  The Company will use the proceeds of the
                    ---------------
Loans for general operating capital.

      SECTION 4.9.  Currency Indemnification.  The obligation of the Company to
                    ------------------------
make payments hereunder in the currencies specified in Article III shall not be discharged as satisfied by any tender or recovery which is expressed in any other currencies except to the extent that such tender or recovery shall result in the actual receipt by the Bank of the full amount in the currencies so specified payable hereunder. The Company's obligations to make payments in the currencies so specified shall be enforceable as an alternative or additional cause of action for the purpose of recovery in such currencies of the amount, if any, by which such actual receipt shall fall short of the full amount in such currencies payable hereunder, and shall not be affected by judgment being obtained for any sums due hereunder.

      Without limiting the generality of the previous paragraph, the Company agrees to indemnify the Bank against any loss incurred by it as a result of any judgment or order being given or made for the payment of any Indebtedness hereunder and such judgment or order being expressed in a currency other than the currency of the Indebtedness hereunder and as a result of any variation having occurred in rates of exchange between the date of any such amount becoming due hereunder and the date of actual payment thereof. The foregoing indemnity shall constitute a separate and independent obligation and shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.


                                   ARTICLE V

                            CONDITIONS TO BORROWING


      SECTION 5.1.  Initial Borrowing of the Company.  The obligation of the
                    --------------------------------
Bank to fund an initial Borrowing of the Company shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this
Section 5.1, in addition to the applicable conditions precedent set forth in
-----------
Section 5.2.
-----------

           SECTION 5.1.1.  Secretary's Certificate.  The Bank shall have
                           -----------------------
      received from the Company, a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

                (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and the Notes and authorizing the borrowings hereunder and each other Loan Document to be executed by it;

                (b) all documents evidencing other corporate action necessary for the execution, delivery and performance of any Loan Document;

                (c) all approvals or consents, if any, with respect to this Agreement and the Notes;

                (d) the Articles of Incorporation and By-laws of the Company, as duly adopted and then in effect, copies of which Articles of Incorporation and By-Laws shall be attached to such certificate; and

                (e) the incumbency and signatures of those of its officers authorized to sign to this Agreement, the Notes and each other Loan Document executed by it,

      upon which certificate the Bank may conclusively rely until it shall have received a further certificate of the Secretary of the Company canceling or amending such prior certificate.

           SECTION 5.1.2.  Delivery of Notes.  The Bank shall have received the
                           -----------------
      Notes of the Company duly executed and delivered by the Company.

           SECTION 5.1.3.  Opinion of Counsel.  The Bank shall have received an
                           ------------------
      opinion from Loreen P. Collins, counsel to the Company, substantially in the form of Exhibit F hereto;
                  ---------

           SECTION 5.1.4.  Letter of Awareness.  The Bank shall have received a
                           -------------------
      letter of awareness from DowElanco, in form and substance satisfactory to the Bank.

           SECTION 5.1.5.  Good Standing.  The Bank shall have received a
                           -------------
      certificate of Good Standing issued by the Office of the Secretary of State of California, of recent date, and attesting to the good standing of the Company under the laws of the State of California.

           SECTION 5.1.6.  Expenses, etc.  The Bank shall have received all
                           -------------
      reasonable fees, costs and expenses due and payable pursuant to Section
                                                                      -------
      9.3, if then invoiced.
      ---

           SECTION 5.1.7.  Closing Fee.  The Bank shall have received the
                           -----------
      Closing Fee referred to in Section 3.3.2 hereof.
                                 -------------

           SECTION 5.1.8.  Compliance Certificate.  The Bank shall have received
                           ----------------------
      a duly completed Compliance Certificate and all matters thereon shall be satisfactory to the Bank.

      SECTION 5.2.  All Borrowings.  The obligation of the Bank to fund any
                    --------------
Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.
                                                      -----------

           SECTION 5.2.1.  Compliance with Warranties, No Default, etc.  Both
                           -------------------------------------------
      before and after giving effect to any Borrowing the following statements shall be true and correct:

                (a)  the representations and warranties set forth in Article VI
                                                                     ----------
           shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date) except for such changes as are specifically permitted hereunder; and

                (b) no Default shall have then occurred and be continuing or shall result from such Borrowing.

           SECTION 5.2.2.  Borrowing Request.  The Bank shall have received a
                           -----------------
      request for such Borrowing in accordance with Section 2.3 or Section 2.4,
                                                    -----------    -----------
      as the case may be. Each request for a Borrowing and the acceptance by the Company of the proceeds of such Borrowing shall constitute a representation and warranty by the Company that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.
         -------------

           SECTION 5.2.3.  Satisfactory Legal Form.  All documents executed or
                           -----------------------
      submitted pursuant hereto by or on behalf of the Company shall be satisfactory in form and substance to the Bank and its counsel; the Bank and its counsel shall have received all information, approvals, opinions, documents or instruments as the Bank or its counsel may reasonably request.


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES


      In order to induce the Bank to enter into this Agreement and to make Loans hereunder, the Company represents and warrants unto the Bank as set forth in this Article VI.
     ----------

      SECTION 6.1.  Organization, etc.  The Company and each of its Subsidiaries
                    -----------------
is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or formation and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except such jurisdictions where failure to so qualify and be in good standing is not reasonably likely to have a material adverse effect on the operations or financial condition of the Company and its Subsidiaries taken as a whole. The Company has full power and authority and holds all requisite governmental consents and other approvals to enter into, deliver and perform the Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

      SECTION 6.2.  Due Authorization, Non-Contravention, etc.  The execution,
                    -----------------------------------------
delivery and performance by the Company of this Agreement, the Notes and each other Loan Document executed or to be executed by it are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Company's Organic Documents; (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on the Company; or (c) result in, or require the creation or imposition of, any Lien on any of the Company's properties.

      SECTION 6.3.  Government Approval, Regulation, etc.  The Company and its
                    ------------------------------------
Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them and no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company, of this Agreement, the Notes or any other Loan Document. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 6.4.  Validity, etc.  This Agreement, the Notes and each other
                    -------------
Loan Document executed by the Company, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

      SECTION 6.5.  Financial Information.  The audited consolidated balance
                    ---------------------
sheets of the Company and its Subsidiaries as at August 31, 1996, and the related statements of earnings and cash flow of the Company and its Subsidiaries, copies of which have been furnished to the Bank, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their operations for the period then ended.

      SECTION 6.6.  No Material Adverse Change.  Since the dates of the
                    --------------------------
financial statements described in Section 6.5, there has been no material
                                  -----------
adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

      SECTION 6.7.  Litigation, Labor Controversies, etc.  There is no pending
                    ------------------------------------
or, to the knowledge of the Company, threatened litigation, action or proceeding against the Company or any of its Subsidiaries, or labor controversy involving the Company or any of its Subsidiaries, or any of their respective properties, which might reasonably be expected to materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed on the Company's Form 10K dated August 31, 1996 as filed with the Securities and Exchange Commission, Washington, D.C., in Schedule
                                                                        --------
6.7 or in Schedule 6.14.
---       -------------

      SECTION 6.8.  Subsidiaries.  The Company has no Subsidiaries, except those
                    ------------
Subsidiaries which are identified in Schedule 6.8.
                                     ------------

      SECTION 6.9.  Partnerships; Joint Ventures.  Neither the Company nor any
                    ----------------------------
of its Subsidiaries is a partner or a joint venturer in any partnership or joint venture other than the partnerships and joint ventures which are identified in
Schedule 6.9.
------------

      SECTION 6.10. Ownership of Properties.  The Company and each of its
                    -----------------------
Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all material Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as (a) permitted pursuant to Section 7.2.5 or (b) disclosed in the Company's SEC Form 10K dated
            -------------
August 31, 1996.

      SECTION 6.11. Taxes.  The Company and each of its Subsidiaries has filed
                    -----
all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 6.12.  Insurance.  The Company and each of its Subsidiaries
                     ---------
maintain insurance, including self-insurance, to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated.

      SECTION 6.13. Pension and Welfare Plans.  No Reportable Event has
                    -------------------------
occurred, no steps have been taken by the PBGC, the Company or an ERISA Affiliate to terminate or withdraw from any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. Except as disclosed in Schedule 6.13 neither the Company nor
                                         -------------
any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 6.14.  Environmental Warranties.
                     ------------------------

            (a)  Except as disclosed in Schedule 6.14, neither the Company nor
                                        -------------
      any Subsidiary has received any notice to the effect, or has any knowledge, that its Property or operations are not in compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations ("Environmental Laws") or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have material adverse effect on the business, operations, Property, assets or conditions (financial or otherwise) of the Company or any Subsidiary;

            (b) to the best of the Company's knowledge there have been no releases of hazardous materials at, on or under any Property now or previously owned or leased by the Company or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonable be expected to have, a material adverse effect on the financial condition, operations, assets, business, Properties or prospects of the Company and its Subsidiaries;

            (c) to the best of the Company's knowledge there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned or leased by the Company or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, Properties or prospects of the Company and its Subsidiaries;

            (d) to the best of the Company's knowledge neither the Company nor any Subsidiary of the Company has directly transported or directly arranged for the transportation of any hazardous material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; and

            (e)  to the best of the Company's knowledge, except as disclosed on
      Schedule 6.14 no conditions exist at, on or under any Property now or
      -------------
      previously owned or leased by the Company which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

      SECTION 6.15.  Regulations G, U and X.  The Company is not engaged
                     ----------------------
principally, or as one of its important activities, in the business of extending credit for the purpose of, purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X.

      SECTION 6.16.  Accuracy of Information.  All factual information
                     -----------------------
heretofore or contemporaneously furnished by or on behalf of the Company in writing to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby taken together does not, and all other such factual information hereafter furnished by or on behalf of the Company to the Bank taken together will not, on the date as of which such information is dated or certified, contain any untrue statement of a material fact or omit a material fact necessary to make the factual information contained therein not misleading in light of the circumstances in which it was provided.

      SECTION 6.17.  No Default.  Neither the Company nor any Subsidiary is in
                     ----------
default under any material agreement, contract or arrangement to which it is a party or by which it or its properties may be bound.


                                  ARTICLE VII

                                   COVENANTS


      SECTION 7.1.  Affirmative Covenants.  The Company agrees with the Bank
                    ---------------------
that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Company will perform the obligations set forth in this Section 7.1.
     -----------

           SECTION 7.1.1.  Financial Information, Reports, Notices, etc.  The
                           --------------------------------------------
      Company will furnish, or will cause to be furnished, to the Bank copies of the following financial statements, reports, notices and information:

                (a) as soon as available, and in any event within 45 days after the close of each quarterly fiscal period of the Company (i) a copy of consolidated balance sheets and profits and loss statements for the Company and its Subsidiaries (for such quarterly period and the year to date) for such period of the Company and for the corresponding periods of the preceding fiscal year, and (ii) consolidating balance sheets and profit and loss statements for the Company and each Subsidiary for the year to date, all in reasonable detail, prepared by the Company and certified by the chief financial officer of the Company;

                (b) as soon as available, and in any event within 120 days after the close of each fiscal year of the Company, a copy of the audit report for such year and accompanying financial statements, including a consolidated balance sheet, reconciliation of changes in stockholders' equity, profit and loss statement and showing in comparative form the figures for the previous fiscal year of the Company, all in reasonable detail, accompanied by the unqualified opinion of Ernst & Young or other independent public accountants of nationally recognized standing selected by the Company and satisfactory to the Bank;

                (c) as soon as available and in any event within 45 days after the end of each quarterly fiscal period a certificate (the "Compliance Certificate") substantially in the form of Exhibit F
                                                                  ---------
           hereto, executed by the chief financial officer of the Company, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Bank) compliance with the financial covenants set forth in Sections 7.2.1, 7.2.2,
                                                     --------------  -----
           7.2.3 and 7.2.4 and stating that no Default has occurred and is
           -----     -----
           continuing or, if there is any such Default, a statement setting forth details of such Default and the action which the Company has taken and proposes to take with respect thereto;

                (d) as soon as possible, and in any event within ten (10) Banking Days after the Company learns of the following, give written notice to the Bank of (a) any material proceeding(s) being instituted or threatened to be instituted by or against the Company or any Subsidiary in any federal, state, local, or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (b) any material adverse change in the business, Property or condition, financial or otherwise of the Company, and (c) the occurrence of any Default;

                (e) promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity securityholders, and all reports and registration statements (other than S-8 registration statements) which the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                (f) promptly after becoming aware of the institution of any steps by the Company, the PBGC or any ERISA Affiliate to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                (g) such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries, or the Company's compliance with this Agreement, as the Bank may from time to time reasonably request.

           SECTION 7.1.2.  Compliance with Laws, etc.  The Company will, and
                           -------------------------
      will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders.

           SECTION 7.1.3.  Maintenance of Properties.  The Company will, and
                           -------------------------
      will cause each Subsidiary to, keep and maintain all of its Properties necessary or useful in its business in good condition; provided, however,
                                                             --------  -------
      that nothing in the Section shall prevent the Company or any Subsidiary from discontinuing the operating and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business.

           SECTION 7.1.4.  Insurance.  The Company will, and will cause each of
                           ---------
      its Subsidiaries to, maintain or cause to be maintained insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

           SECTION 7.1.5.  Books and Records.  The Company will, and will cause
                           -----------------
      each of its Subsidiaries to, keep books and records which accurately reflect, in accordance with GAAP, all of its business affairs and transactions. The Company shall, and shall cause each Subsidiary to, permit the Bank, by its representatives and agents, to inspect any of the Properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and reasonable intervals as the Bank may request. The Company shall pay to the Bank from time to time upon demand an amount sufficient to compensate the Bank for its reasonable fees, charges and expenses in connection with each such inspection. All such inspections and audits will be performed by experienced personnel and, in the case of employees of the Bank, personnel generally knowledgeable about the industry in which the Company operates.

           SECTION 7.1.6.  Environmental Covenant.  The Company will, and will
                           ----------------------
      cause each of its Subsidiaries to,

                (a) use and operate all of its facilities and Properties in compliance with all Environmental Laws where the failure to do so could have a material adverse affect on the condition, financial or otherwise, of the Company or any of its Subsidiaries, use commercially reasonable efforts to keep all necessary permits, approvals, certificates, licenses and other authorizations related to environmental matters in effect and remain in material compliance therewith, and handle all hazardous materials in compliance with all applicable Environmental Laws; and

                (b) provide such information and certifications which the Bank may reasonably request from time to time to evidence compliance with the Section.

           SECTION 7.1.7.  Taxes.  The Company will, and will cause each
                           -----
      Subsidiary to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against the Company or any Subsidiary or against its Properties in each case before the same becomes delinquent and before penalties accrue thereon unless and to the extent that the same is being contested in good faith and by appropriate proceedings and adequate reserves, determined in accordance with generally accepted accounting principles consistently applied, have been established with respect thereto.

           SECTION 7.1.8.  Supplemental Performance.  The Company will, and will
                           ------------------------
      cause each Subsidiary to, at any time and from time to time upon request of the Bank take or cause to be taken any action or execute, acknowledge, deliver or record any further documents or other instruments which the Bank in its reasonable discretion deems necessary to carry out the purposes of the Loan Documents.

           SECTION 7.1.9.  Seasonal Clean-up.  The Company will reduce amounts
                           -----------------
      owed under any credit facility used to finance seasonal working requirements to a maximum of $5 million for a period of 30 consecutive days during each fiscal year. Because the Company may maintain more than one credit facility to finance its worldwide business operations, the seasonal clean-up for each facility may occur during different 30-day periods.

      SECTION 7.2.  Negative Covenants.  The Company agrees with the Bank that,
                    ------------------
until all Commitments have terminated and all Obligations have been paid and performed in full, the Company will perform the obligations set forth in this
Section 7.2.
-----------

           SECTION 7.2.1.  Consolidated Tangible Net Worth.  The Company will
                           -------------------------------
      maintain consolidated tangible net worth in an amount not less than $130,000,000 as measured at the end of each fiscal quarter during its 1997 fiscal year; an amount not less than $140,000,000 as measured at the end of each fiscal quarter during its 1998 fiscal year and an amount not less than $150,000,000 as measured at the end of each fiscal quarter during its 1999 fiscal year and at the end of each fiscal quarter of each fiscal year thereafter.

           SECTION 7.2.2.  Consolidated Total Liabilities to Consolidated
                           ----------------------------------------------
      Tangible Net Worth.  The Company will not permit the ratio of its
      ------------------
      consolidated total liabilities to its consolidated tangible net worth to exceed 1.0 to 1.0 as measured at the end of each fiscal quarter of each fiscal year.

           SECTION 7.2.3.  Consolidated Third-Party Indebtedness.  The Company
                           -------------------------------------
      will not permit the total of its Consolidated Third-Party Indebtedness to exceed $80,000,000 at any time. As used herein, Consolidated Third-Party Indebtedness shall mean indebtedness for borrowed money (including capitalized leases and guarantees of such indebtedness and capitalized leases) of the Company and any Subsidiary, other than such indebtedness
      (a) of the Company to any Subsidiary, (b) of any Subsidiary to the Company, (c) any Subsidiary to any other Subsidiary or (d) of the Company to any of its affiliates.

           SECTION 7.2.4.  Minimum Cash Flow Coverage.  The Company will not
                           --------------------------
      permit the ratio of (a) its net income from operations and investments plus depreciation, amortization and other non-cash charges plus interest
      ----                                                       ----
      expense and lease expense less dividends divided by (b) its current
                                ----
      portion of long-term debt plus interest expense plus lease expense to be
                                ----                  ----
      less than 1.0 to 1.0 as measured at the end of each fiscal quarter of each fiscal year on a rolling four-quarter basis commencing at Company's 1997 fiscal year end.

           SECTION 7.2.5.  Liens.  The Company will not, and will not permit any
                           -----
      of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except, without duplication:

                (a)  Liens outstanding on the Effective Date and listed in
           Schedule 7.2.5 or disclosed in the financial statements referred to
           --------------
           in Section 6.5;
              -----------

                (b) any renewal or extension of any Lien permitted by this Section with extension, refunding or refinancing of the indebtedness secured thereby made without increase in the then outstanding principal amount thereof and as long as immediately before and after any such extension, refunding or refinancing of indebtedness no Default exists which is continuing.

                (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue for a period of more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                (f)  in addition to Liens permitted by clauses (a) through (e)
                                                       ------- ---         ---
           above, Liens securing indebtedness, capitalized lease obligations or other liabilities not exceeding $5,000,000 in the aggregate at any time outstanding.

           SECTION 7.2.6. Change in Character of Business.  The Company will
                          -------------------------------
      not, and will not permit any Subsidiary to, engage in any business if, as a result, there may occur a material adverse change or effect upon the Company's or such Subsidiary's financial condition or its ability to honor its financial obligations.


                                 ARTICLE VIII

                               EVENTS OF DEFAULT


      SECTION 8.1.  Listing of Events of Default.  Each of the following events
                    ----------------------------
or occurrences described in this Section 8.1 shall constitute an "Event of
                                 -----------                      --------
Default".
-------

           SECTION 8.1.1.  Non-Payment of Obligations.  The Company shall
                           --------------------------
      default in the payment or prepayment when due of any principal on any Loan, or the Company shall default (and such default shall continue unremedied for a period of five (5) Banking Days) in the payment when due of any fee, any interest or of any other Obligation.

           SECTION 8.1.2.  Breach of Warranty.  Any representation or warranty
                           ------------------
      of the Company made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by the Company, to the Bank for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect when made or deemed made in any material respect.

           SECTION 8.1.3.  Non-Performance of Covenants and Obligations.  The
                           --------------------------------------------
      Company shall default in the due performance and observance of any other agreement contained herein (other than referred to in Section 8.1.1 or
                                                            -------------
      8.1.2) or in any other Loan Document executed by it, and such default
      -----
      shall continue unremedied for a period of 30 days after the earlier of (i) the day on which the Company first obtains actual knowledge of such default, or (ii) notice thereof shall have been given to the Company by the Bank; provided, however, that the Bank shall not take any action
                --------  -------
      permitted hereunder pursuant to Section 8.3 if (x) such default is of a
                                      -----------
      nature which is curable by the Company, (y) the Company is diligently proceeding to cure such default and (z) such default is so cured within ninety (90) days of the occurrence thereof.

           SECTION 8.1.4.  Default on Third-Party Indebtedness.  (a) A default
                           -----------------------------------
      shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Third-Party Indebtedness (as such term is defined in Section 7.2.3) (other than
                                               -------------
      indebtedness evidenced by this Agreement and the Notes) of, or guaranteed by, the Company or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $1,000,000; or (b) a default shall occur in the performance or observance of any obligation or condition with respect to Third-Party Indebtedness of, or guaranteed by, the Company or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $1,000,000, if the effect of such default is to accelerate the maturity of such Third-Party Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Third-Party Indebtedness, or any trustee or agent for such holders, to cause such Third-Party Indebtedness to become due and payable prior to its expressed maturity.

           SECTION 8.1.5.  Judgments.  Any judgments or orders for the payment
                           ---------
      of money aggregating in excess of $5,000,000 (exclusive of any amount covered by insurance) shall be rendered against the Company or any of its Subsidiaries or against any property or assets of either and either

                (a) enforcement proceedings shall have been commenced by any creditor upon such judgments or orders; or

                (b) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

           SECTION 8.1.6. Bankruptcy, Insolvency, etc.  The Company or any of
                          ---------------------------
      its Subsidiaries shall

                (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

                (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

                (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any of its Subsidiaries, and, if any such case or proceeding is not commenced by the Company or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Company or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                (e) take any action authorizing, or in furtherance of, any of the foregoing.

           SECTION 8.1.7.  Other Bank Agreements.  A default shall occur in the
                           ---------------------
      payment or performance under any agreement (other than this Agreement and the Notes) between the Company and the Bank or any Subsidiary or affiliate of the Bank and continuing beyond respective cure periods, if any.

           SECTION 8.1.8.  Change in Ownership.  DowElanco shall cease to own
                           -------------------
      for any reason, legally and beneficially, at least 50% of all classes of the issued and outstanding capital stock of the Company.

      SECTION 8.2.  Action if Bankruptcy.  If any Event of Default described in
                    --------------------
clauses (a) through (d) of Section 8.1.6 shall occur with respect to the Company
-----------         ---    -------------
or any Subsidiary, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

      SECTION 8.3.  Action if Other Event of Default.  If any  Event of Default
                    --------------------------------
(other than any Event of Default described in clauses (a) through (d) of Section
                                              -----------         ---    -------
8.1.6) with respect to the Company or any Subsidiary) shall occur for any
-----
reason, whether voluntary or involuntary, the Bank may by notice to the Company declare the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS


      SECTION 9.1.  Waivers, Amendments, etc.  The provisions of this  Agreement
                    ------------------------
and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Bank. No failure or delay on the part of the Bank, or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Bank, or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 9.2.  Notices.  All notices and other communications provided to
                    -------
any party hereto under this Agreement or any other Loan Document shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when sent; provided, however,
                                                           --------  -------
that notices to the Bank under Sections 2.3 through 2.9 shall not be effective
                               ------------         ---
until actually received by the Bank; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

      SECTION 9.3.  Payment of Costs and Expenses.  The Company agrees to pay on
                    -----------------------------
demand all reasonable expenses of the Bank (including the fees and out-of-pocket expenses of counsel to the Bank) in connection with (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and (b) any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; provided, however, that such
                                                  --------  -------
expenses and fees for the matters referred to in clause (a) hereof shall not
                                                 ----------
exceed $10,000.

The Company further agrees to pay, and to save the Bank harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents or the acceptance of telephonic or other instructions for making Loans. The Company also agrees to reimburse the Bank upon demand its reasonable expenses, including fees and out-of-pocket expenses of counsel (including counsel who may be employees of the Bank), incurred by the Bank in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations.

      SECTION 9.4.  Indemnification.  In consideration of the execution and
                    ---------------
delivery of this Agreement by the Bank and the extension of the Commitments, the Company hereby indemnifies, exonerates and holds the Bank and its respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan; or (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 9.5.  Survival.  The obligations of the Company under Sections
                    --------                                        --------
4.3, 4.4, 4.5, 4.6, 9.3 and 9.4 shall in each case survive any termination of
---  ---  ---  ---  ---     ---
this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Company in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 9.6.  Severability.  Any provision of this Agreement or any other
                    ------------
Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 9.7.  Headings.  The various headings of this Agreement and of
                    --------
each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 9.8.  Execution in Counterparts, Effectiveness, etc.  This
                    ---------------------------------------------
Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Company and the Bank and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterpart hereof executed on behalf of the Company shall have been received by the Bank.

      SECTION 9.9.  Governing Law; Entire Agreement.  This Agreement, the Notes
                    -------------------------------
and each other Loan Document shall each be deemed to be a contract made under and governed by the internal laws of the State of Illinois. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 9.10.  Successors and Assigns.  This Agreement shall be binding
                     ----------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign or
                        --------  -------
transfer its rights or obligations hereunder without the prior written consent of the Bank.

      SECTION 9.11.  Forum Selection and Consent to Jurisdiction.  ANY
                     -------------------------------------------
LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BANK, OR THE COMPANY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 9.12.  Waiver of Jury Trial.  THE BANK AND THE COMPANY HEREBY
                     --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BANK OR THE COMPANY. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

                          [intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              MYCOGEN CORPORATION


                              By:   /s/ Carlton J. Eibl
                                    ----------------------------
                               Title:   President & COO
                                        ------------------------

                              Address:  5501 Oberlin Drive
                                               San Diego, California
                                                         92121
                              Facsimile No.:

                              Attention:  Mr. James A. Baumker
                                               Vice President and
                                               Chief Financial Officer


                              BANK OF AMERICA ILLINOIS


                              By:   /s/ John W. Weubbe
                                    ----------------------------
                               Title:   Vice President
                                        ------------------------

                              Address:  231 South LaSalle Street
                                               Chicago, Illinois  60697

                              Facsimile No.:  312-828-1974

                              Attention:  Mr. John W. Weubbe
                                               Vice President

                              Address of Bank's Domestic Lending Office,
                              Interbank Lending Office and LIBOR Lending Office:

                                               231 South LaSalle Street
                                               Chicago, Illinois  60697

                                 Exhibits and Schedules
                                 ----------------------


Exhibit A -     Borrowing Request

Exhibit B -     Continuation/Conversion Notice

Exhibit C -     Revolving Note

Exhibit D -     Term Note

Exhibit E -     Compliance Certificate

Exhibit F -     Opinion of Counsel

Schedule 6.7 -  Litigation, Labor Controversies, etc.

Schedule 6.8 -  Subsidiaries

Schedule 6.9 -  Partnerships and Joint Ventures

Schedule 6.13 - Pension and Welfare Plans

Schedule 6.14 - Environmental Warranties

Schedule 7.2.5- Liens

                                 Schedule 6.7



                   [Litigation, Labor Controversies, etc. -

                        to be completed by the Company]

                            Mycogen v. Ecogen, Inc.
                       Federal District Court, San Diego
                              (Filed January 1997)


                Mycogen Plant Science, Inc. v. Monsanto Company
                       Federal District Court, San Diego
                              (Filed May 19, 1995)


                      Plant Genetic Systems NV v. Mycogen
                    Central District Court of North Carolina
                            (Filed October 31, 1995)
                           (Amended August 13, 1996)


                          Monsanto Company v. Mycogen
                  Federal District Court, Wilmington, Delaware
                             (Filed March 19, 1996)


                    Mycogen Plant Science, Inc. v. Monsanto
             California Court of Appeal, Fourth Appellate District
              (Reversal of San Diego County Superior Court ruling
                        in a Case filed December, 1993)


                              Mycogen v. Monsanto
                     Superior Court, San Diego, California
                              (Filed May 8, 1996)


                               DeKalb v. Mycogen
                  Federal District Court in Rockford, Illinois
                             (Filed April 30, 1996)

                                 Schedule 6.7
                                  Page 2 of 2



                               DeKalb v. Mycogen
                  Federal District Court, Rockford, Illinois)
                             (Filed July 23, 1996)
                           (Amended August 27, 1996)


                    Mycogen Plant Science, Inc. v. Monsanto
                  Federal District Court, Wilmington, Delaware to reverse a ruling of the Board of Patent Appeals and Interferences
                            (Filed August 15, 1996)


                Mycogen v. Monsanto, DeKalb, Delta and Pineland
                  Federal District Court, Wilmington, Delaware
                            (Filed October 22, 1996)

                                  Schedule 6.8

                                  Subsidiaries



        MYCOGEN CORPORATION (A CALIFORNIA CORPORATION) SUBSIDIARIES 1997

SEEDS

Myocgen Plant Science, Inc. (a Delaware corporation)
Agrigenetics, Inc., d/b/a Mycogen Seeds (a Delaware corporation)
 United Agriseeds (a Delaware corporation)
 Mycogen de Argentina, S.A. - Argentina
 Agrigenetics, S.A. de C.V. - Argentina
 Mycogen Plant Sciences - Puerto Rico
 Mycogen Canada, Inc. - Canada
 Santa Ursula S.A.A.I.C. e I. - Argentina
 Corporacion de Inversiones Frutihorticolas, S.A.

BIOPESTICIDES

Mycogen Crop Protection, Inc. (a California corporation)
 Soilserv, Inc. (a California corporation)
 Parasitix Corporation (a California corporation)
 Mycosub/BH, Inc. (a Delaware corporation)
 Mycosub/BA, Inc. (a Delaware corporation)
 Mycogen S.A. de C.V. - Mexico
 Mycogen Far East Asia Corporation (a California corporation)

                                 Schedule 6.9

                        Partnerships and Joint Ventures



                       MJTBH/BT Partnership, L.P. between
                   Mycosub/BH, Inc. and J T Biotech USA, Inc.
                                (March 6, 1989)



                        MJTBA Partnership, L.P. between
                   Mycosub/BA, Inc. and J T Biotech USA, Inc.
                                (March 6, 1989)



                           Agrigenetics, L.P. between
                    Mycogen and Mycogen Plant Science, Inc.
                         (August 25, 1992, as amended)

                                 Schedule 6.13

                           Pension and Welfare Plans



                         Soilserv, Inc.'s Pension Plan

                                 Schedule 6.14

                            Environmental Warranties



                                      None

                                 Schedule 7.2.5

                                     Liens

                                      None

                                   EXHIBIT A


                               BORROWING REQUEST


Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois  60697

Attention:  John W. Weubbe, Vice President

                              MYCOGEN CORPORATION
                              -------------------

Ladies and Gentlemen:

      This Borrowing Request is delivered to you pursuant to Section 5.2.2 of
                                                             -------------
the Credit Agreement, dated as of ____________, 1997 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), between Mycogen Corporation, a California corporation (the "Company") and Bank of America Illinois (the "Bank"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

                   [complete the following, as appropriate]

      The Company hereby requests that the Term Loan be made on ______________ in the principal amount of $________________. Such Term Loan shall be made as a [Eurodollar Rate Loan having an Interest Period of _________________] [Quoted Rate Loan having an Interest Period of _________] [Reference Rate Loan].

      The Company hereby requests that a Revolving Loan be made on ____________ in the principal amount of $______________. Such Revolving Loan shall be made as a [Eurodollar Rate Loan having an Interest Period of ________] [a Eurocurrency Rate Loan in ___________ Eurocurrency and having an Interest Period of ____] [Quoted Rate Loan having an Interest Period of _____] [Reference Rate Loan].

      The Company hereby acknowledges that the delivery of this Borrowing Request and the acceptance by the Company of the proceeds of the Loans requested hereby constitutes a representation and warranty by the Company that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in each of the subsections of Section 5.2.1 are true and correct in all material respects.
               -------------

  The Company has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Official this ____ day of ____________, 1997.

                                MYCOGEN CORPORATION



                                By:___________________________________________
                                  Name:
                                  Title:

                                 EXHIBIT  B


                       NOTICE OF CONTINUATION/CONVERSION



Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois  60697

Attention:  John W. Weubbe, Vice President


                              MYCOGEN CORPORATION
                              -------------------


Ladies and Gentlemen:

  This Continuation/Conversion Notice is delivered to you pursuant to Section
                                                                      -------
2.9 of the Credit Agreement, dated as of _____________, 1997 (together with all
---
amendments, if any, from time to time made thereto, the "Credit Agreement"), between Mycogen Corporation, a California corporation (the "Company"), and Bank of America Illinois (the "Bank"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

  The Company hereby requests that on ____________, 19___,

                    [complete the following, as applicable]

       (1) $___________ of the presently outstanding principal amount of the [Term Loans] [Revolving Loans] originally made on __________, 19___ [and $__________ of the presently outstanding principal amount of the [Term Loans] [Revolving Loans] originally made on __________, 19___],

       (2) and all presently being maintained as [Eurodollar Rate Loans], [Eurocurrency Rate Loans] [Quoted Rate Loans] [Reference Rate Loans]

       (3)  be [converted into] [continued as],

       (4) [Eurodollar Rate Loans having an Interest Period of _________] [Eurocurrency Rate Loans in _________ Eurocurrency and having an Interest Period of ____________] [Quoted Rate Loans having an Interest Period of ___________] [Reference Rate Loans]

   The Borrower hereby certifies and warrants that no Default or Event of Default has occurred and is continuing.

  The Borrower has caused this Notice of Continuation/ Conversion to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Official this ____ day of ____________, 19__.



                              MYCOGEN CORPORATION




                             By:____________________________________________
                                Name:
                                Title:

                                   EXHIBIT C

                           REVOLVING PROMISSORY NOTE



$10,000,000.00                                            Due: February  1, 1998
                                            Chicago, Illinois: February 11, 1997
                                                               -----------


  FOR VALUE RECEIVED, the undersigned, MYCOGEN CORPORATION, a California corporation (the "Company"), promises to pay to the order of BANK OF AMERICA ILLINOIS, an Illinois banking corporation (the "Bank"), on February 1, 1998, or such earlier date as set forth in the Credit Agreement hereinafter referred to, the principal sum of Ten Million and No/100 Dollars ($10,000,000), or if less, the then aggregate unpaid principal amount of Revolving Loans (as such term is defined in the Credit Agreement) as may be borrowed by the Company under the Credit Agreement. The Company may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement. All Revolving Loans and all payments of principal shall be recorded by the holder in its records or, at its option, on the schedule (or any continuation thereof) attached to this Note.

  The Company further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum and times determined in accordance with the provisions of the Credit Agreement.

  All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the Bank's office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by the Bank to the Company in writing.

  This Note is the Revolving Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of February 11, 1997 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") between the Company and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Company is permitted and required to make prepayment and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

  All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

  This Note is made under and governed by the internal laws of the State of Illinois.

  THE COMPANY AND THE BANK WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (I) UNDER THIS PROMISSORY NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR (II) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS PROMISSORY NOTE, AND AGREE THAT SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                    MYCOGEN CORPORATION



                                    By:   /s/ Carlton J. Eibl
                                         ------------------------------------
                                    Title:  President & COO
                                           ----------------------------------

  Schedule attached to Revolving Note dated  February 11, 1997 of Mycogen
                                            ------------
Corporation, payable to the order of Bank of America Illinois.

                                   Type of
                   Amount          Loan &          Interest
                     of          Applicable         Period         Amount of        Unpaid
                    Loan          Interest            (if          Principal       Principal       Notation
Date                Made            Rate          applicable)        Repaid         Balance         Made By
-------------   -------------   -------------   ---------------   ------------   -------------   -------------

 -------------------------------------------------------------------------------------------------------------

 -------------------------------------------------------------------------------------------------------------

 -------------------------------------------------------------------------------------------------------------

 -------------------------------------------------------------------------------------------------------------

 -------------------------------------------------------------------------------------------------------------

 -------------------------------------------------------------------------------------------------------------

 -------------------------------------------------------------------------------------------------------------

 -------------------------------------------------------------------------------------------------------------

 -------------------------------------------------------------------------------------------------------------

 -------------------------------------------------------------------------------------------------------------

The aggregate unpaid principal amount shown on this Schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any Revolving Loan on this Schedule shall not, however, limit or otherwise affect the Company's obligations under the Credit Agreement or this Note to repay the principal amount of the Revolving Loans together with all interest accruing thereon.

                                   EXHIBIT D

                             TERM PROMISSORY NOTE



$15,000,000.00                                             Due: February 1, 2002
                                            Chicago, Illinois: February 11, 1997
                                                               -----------


  On or before February 1, 2002 the undersigned, MYCOGEN CORPORATION, a California corporation (the "Company"), for value received, hereby promises to pay to the order of BANK OF AMERICA ILLINOIS, an Illinois banking corporation (the "Bank"), at its office at 231 South LaSalle Street, Chicago, Illinois 60697, the principal sum of Fifteen Million and No/100 Dollars ($15,000,000), or if, less, the principal sum of the Term Loan made by the Bank to the Company pursuant to the Credit Agreement referred to below, which principal sum shall be payable in twenty (20) equal quarterly installments of $750,000 (other than the last such installment, which shall be in such amount so as to pay in full the entire principal amount of the Term Loan then outstanding) on each Quarterly Payment Date as set forth in Section 3.1 of the Credit Agreement.
                             -----------

  The Company further promises to pay to the order of the Bank interest on the principal sum hereof from time to time outstanding from the date hereof until paid in full at the rates per annum and times determined in accordance with the provisions of the Credit Agreement.

  All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the Bank's office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by the Bank to the Company in writing.

  This Note is the Term Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of February 11, 1997 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") between the Company and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Company is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

  All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

  This Note is made under and governed by the internal laws of the State of Illinois.

  THE COMPANY AND THE BANK WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (I) UNDER THIS PROMISSORY NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR (II) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS PROMISSORY NOTE, AND AGREE THAT SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                    MYCOGEN CORPORATION


                                    By:   /s/ Carlton J. Eibl.
                                         --------------------------------------
                                    Title:   President & COO
                                            -----------------------------------

  Schedule attached to Term Promissory Note dated as of  February 11, 1997
                                                        ------------
Mycogen Corporation, payable to the order of Bank of America Illinois.

                                   Type of
                                   Loan &
                   Amount        Applicable        Period         Amount of        Unpaid
                   of Loan        Interest           if           Principal       Principal       Notation
Date                Made            Rate         applicable        Repaid          Balance         Made By
-------------   -------------   -------------   -------------   -------------   -------------   -------------
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

The aggregate unpaid principal amount shown on this Schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and a amount of any borrowing on this Schedule shall not, however, limit or otherwise affect the Company's obligations under this Note to repay the principal amount of the Term Loan together with all interest accruing thereon.

                                 EXHIBIT E

                            COMPLIANCE CERTIFICATE


  This Compliance Certificate is furnished by MYCOGEN CORPORATION (the "Company") to BANK OF AMERICA ILLINOIS, pursuant to that certain Credit Agreement dated as of February 11, 1997 (the "Credit Agreement"). Unless
                      ------------
otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

  THE UNDERSIGNED HEREBY CERTIFIES THAT:

  (1) I am the duly elected  Chief Financial Officer  of the Company;
                            -------------------------

  2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company during the accounting period covered by the attached financial statements;

  3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes Event of Default or Unmatured Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

  4.  The financial statements required by Section 7.1 of the Credit Agreement
                                           -----------
and being furnished to you concurrently with this Certificate, to the best of my knowledge, fairly represent the Company's condition in accordance with GAAP as of the dates and for the periods covered thereby; and

  5. The Attachment hereto sets forth financial data and computations evidencing the Company's compliance with the covenants set for in Sections
                                                                  --------
7.2.1, 7.2.2, 7.2.3 and 7.2.4 of the Credit Agreement, all of which data and
-----  -----  -----     -----
computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

  Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

  The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, and made and delivered this 11th day of February 11, 1997.
                                               -----        ------------    --


                                         MYCOGEN CORPORATION



                                         By: /s/ James A. Baumker
                                             ---------------------------------

                                         Title: Chief Financial Officer
                                                ------------------------------

                     ATTACHMENT TO COMPLIANCE CERTIFICATE
                              MYCOGEN CORPORATION

                          Compliance Calculations for
                               Credit Agreement
                        Dated as of ____________, 1997

                  Calculations made as of ____________, 199


A.   Consolidated Tangible Net Worth (Section 7.2.1)
     -----------------------------------------------

                    Period                    Required                   Actual
                    ------                    --------                   ------
     1.      1997 Fiscal Year          greater than or equal
                                       to $130,000,000                 $
     2.      1998 Fiscal Year          greater than or equal
                                       to $140,000,000                 $
     3.      1999 Fiscal Year
             (and each fiscal          greater than or equal
             year thereafter)          to $150,000,000                 $
     4.      Covenant measured
             as of the last day
             of each fiscal
             quarter of each
             fiscal year -
             Company in compliance?
             (Circle Yes or No)                                     Yes / No
                                                                    --------

B.   Consolidated Total Liabilities to Consolidate Tangible Net Worth (Section
     -------------------------------------------------------------------------
     7.2.2)
     ------

     1.      Consolidated Total Liabilities                            $
     2.      Consolidated Tangible Net Worth                           $
     3.      Ratio of Line 1 to Line 2                                 ______:
     4.      Ratio on Line 3 must not exceed
             1.0 to 1.0 -
             Company in compliance?
             (Circle Yes or No)                                     Yes / No
                                                                    --------

C.   Consolidated Third-Party Indebtedness (Section 7.2.3)
     -----------------------------------------------------

     1.      Consolidated Third-Party Indebtedness                     $
     2.      Line 1 may not exceed $80,000,000
             at any time -
             Company in compliance?
             (Circle Yes or No)                                     Yes / No
                                                                    --------

D.   Minimum Cash Flow Coverage commencing at Company's 1997 Fiscal Year End
     -----------------------------------------------------------------------
     (Section 7.2.4)
     ---------------

     1.      Net income from operations                                $
     2.      Net income from investments                               $
     3.      Depreciation, Amortization and
             other non-cash Charges                                    $
     4.      Interest Expense                                          $
     5.      Lease Expense                                             $

     6.      Dividends paid or declared                                $
     7.      Sum of Lines 1 through 5                                  $
     8.      Line 7 minus Line 6                                       $
                    -----
     9.      Current portion of Long-Term debt                         $
     10.     Interest expense (Line 4)                                 $
     11.     Lease Expense (Line 5)                                    $
     12.     Sum of Lines 9, 10 and 11                                 $
     13.     Ratio of Line 8 to Line 12                           _____:
     14.     Ratio on Line 13 must not be
             less than 1.0 to 1.0
             (measured on a rolling, four
             fiscal quarter basis) -
             Company in compliance?
             (Circle Yes or No)                                        Yes / No
                                                                       --------

                                   EXHIBIT F


                           Form of Opinion of Counsel


                               February 11, 1997



Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois   60697

Attention:  Mr. John W. Weubbe
            Vice President

     Re: Credit Agreement dated as of February 11, 1997, between Bank of America Illinois and Mycogen Corporation

Ladies and Gentlemen:

     I have acted as counsel for Mycogen Corporation, a California corporation (the "Company") in connection with the execution and delivery by the Company to Bank of America Illinois (the "Bank") of that certain (a) Credit Agreement dated as of February 11, 1997 (the "Credit Agreement") between the Company and the Bank; (b) Revolving Note dated February 11, 1997, made by the Company payable to the order of the Bank in the principal amount of $10,000,000 (the "Revolving Note"); (c) Term Note dated February 11, 1997, made by the Company payable to the order of the Bank in the principal amount of $15,000,000 (the "Term Note") (the Credit Agreement, the Revolving Note and the Term Note are referred to herein as the "Loan Documents"). This opinion is given pursuant to Section
                                                                    -------
5.1.3 of the Credit Agreement.  Capitalized terms not otherwise defined herein
-----
have the meanings ascribed to them in the Loan Documents.

     In rendering this opinion, I have examined the Loan Documents. I have also examined originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments and made such inquiries of the Company as in my judgment are necessary or appropriate for the purposes of the opinions contained herein. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies. I have further assumed, with respect to all documents I have reviewed, the due authorization, execution and delivery thereof by parties other than the Company. I have relied as to factual matters upon certificates or statements of such public officials and such officers and duly appointed agents of the Company as I have deemed relevant or necessary.

     Based upon the foregoing, I am of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     2. The Company has the corporate power and authority to enter into the Loan Documents and to perform its obligations thereunder.

     3. The Loan Documents have been duly authorized, executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     4. The execution and delivery of the Loan Documents by the Company and the performance by the Company of its obligations thereunder do not and will not, to the best of my knowledge, (i) contravene or conflict with any provision of any existing law, statute, rule or regulation applicable to the Company, (ii) contravene or conflict with, result in any breach of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, loan agreement or other agreement, contract or instrument binding on it, (iii) conflict with or result in a violation of any order, writ, judgment or decree which the Company is a party or by which it may be bound, (iv) conflict with or result in a violation of the Company's certificate of incorporation or by-laws, or (v) result in the creation or imposition of any lien.

     5. No order, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body is or will be required in connection with either the execution and delivery by the Company of any Loan Documents, or the performance by the Company of its obligations thereunder that are required to be performed on or before the effective dates of the Loan Documents with respect to the transactions evidenced thereby.

     6. To my knowledge, except as described in the Loan Documents, there are no actions, suits or proceedings pending or threatened against or affecting the Company or the properties of the Company before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Company, would have a material adverse effect on the financial condition, properties or operations of the Company.

     7. The Company is not engaged principally, or in one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of the Regulations G and U of the Board of Governors of the Federal Reserve Bank.

     8. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     9. The Company is not a "holding company," nor a "subsidiary company" of a "holding company," nor an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     10. No taxes or other charges, including without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable on account of the execution or delivery of the Loan Documents or the creation of the indebtedness evidenced or secured by any of the Loan Documents or the recording or filing of any of the Loan Documents.

                                             Very truly yours,

                                             /s/ Loreen P. Collins
                                             -------------------------------
                                             Loreen P. Collins
                                             Legal Counsel
LPC/cm